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Exhibit 10.28

        THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

CONEXANT SYSTEMS, INC.

WARRANT TO PURCHASE COMMON STOCK

No. CSW-02-1	March 12, 2002

        THIS CERTIFIES THAT, for value received, Specialtysemi, Inc., with its principal address at 4311 Jamboree Road in Newport Beach, California (the "Holder"), is entitled to subscribe for and purchase, at the Exercise Price (defined below) from Conexant Systems, Inc., with its principal office at 4311 Jamboree Road in Newport Beach, California (the "Company") Two Million Nine Hundred Thousand (2,900,000) shares of the Common Stock (as defined below), subject to adjustment as provided herein.

        1.    DEFINITIONS.    As used herein, the following terms shall have the following respective meanings:

          (a)   "Average Price of Post-Distribution Common Stock" shall mean the volume weighted average of the trading price per share of Common Stock trading on a "regular way" basis as reported on Nasdaq on the first full Nasdaq trading day immediately following the date of the Distribution.

          (b)   "Average Price of Pre-Distribution Common Stock" shall mean the average of the daily volume weighted average trading price per share of Common Stock trading on a "regular way" basis (i.e., including the value of the Washington Common Stock to be distributed in respect thereof) as reported on Nasdaq for the Pre-Distribution Period.

          (c)   "Average Price of Washington Common Stock" shall mean the Average Price of Pre-Distribution Common Stock minus the Average Price of Post-Distribution Common Stock.

          (d)   "Closing Price", with respect to any security on any day, means (i) if such security is listed or admitted for trading on a national securities exchange, the reported last sales price regular way for such security on such day or, (ii) if not listed or admitted for trading on a national securities exchange, the last reported sales price for such security on such day as reported by the National Association of Securities Dealers, Inc. Automatic Quotation System—National Market System or (iii) if not so reported or listed or admitted for trading, the last quoted sales price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such day as reported by any New York Stock Exchange member firm reasonably selected by the Company for such purpose.

          (e)   "Common Stock" means (i) the Common Stock, par value $1.00 per share, of the Company, or (ii) any class or series of stock into which such common stock shall have been changed or any stock resulting from any reclassification of such common stock.

          (f)    "Conexant Warrant Ratio" shall mean the amount obtained by dividing (a) the Average Price of Post-Distribution Common Stock by (b) the Average Price of Pre-Distribution Common Stock.

          (g)   "Exercise Period" shall mean the period commencing on September 11, 2002 and ending on the date that is 20 days after the earlier of (i) December 31, 2004 and (ii) the date on which a Termination Event (as defined below) occurs.

          (h)   "Exercise Price" shall mean $13.05 per share, subject to adjustment pursuant to Section 5 below.

          (i)    "Exercise Shares" shall mean the shares of the Common Stock issuable upon exercise of this Warrant.

          (j)    "Fair Market Value" means the fair market of the asset, property or security in question, as determined in good faith by the Board of Directors of the Company; provided, however, that the fair market value of any security for which a Closing Price is available shall be the Market Price of such security.

          (k)   "Market Price" with respect to any security on any day means the average of the daily Closing Prices of a share or unit of such security for the 15 consecutive trading days ending on the most recent trading day for which a Closing Price is available; provided, however, that in the event that, in the case of Common Stock, the Market Price is determined during a period following the announcement by the Company of (A) a dividend or distribution of Common Stock, or (B) any subdivision, combination or reclassification of Common Stock, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of Common Stock.

          (l)    "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

          (m)  "Post-Distribution Conexant Warrant Spread" shall mean, with respect to this Warrant as adjusted pursuant to Section 5(h), the product of (i) the Average Price of Post-Distribution Common Stock minus the per share exercise price of such adjusted Warrant (determined in accordance with the provisions of Section 5(h)(i), without giving effect to the provisions of Section 5(h)(ii)), multiplied by (ii) the number of shares of Common Stock subject to such adjusted Warrant (determined in accordance with the provisions of Section 5(h)(i), without giving effect to the provisions of Section 5(h)(ii)).

          (n)   "Pre-Distribution Conexant Warrant Spread" shall mean, with respect to this Warrant (prior to its being adjusted pursuant to Section 5(h)), (a) the Average Price of Pre-Distribution Common Stock minus the per share exercise price of such unadjusted Warrant, multiplied by (b) the number of shares of Common Stock subject to such unadjusted Warrant.

          (o)   "Pre-Distribution Period" shall mean the three consecutive full Nasdaq trading days ending on and including the date of the Distribution.

          (p)   "Time of Distribution" shall mean 11:58 p.m. Eastern Time on the date of the Distribution.

          (q)   "Washington Warrant Ratio" shall mean the amount obtained by dividing (i) the Average Price of Washington Common Stock by (ii) the Average Price of Pre-Distribution Common Stock.

          (r)   "Washington Warrant Spread" shall mean (a) with respect to the Washington Warrant received by Holder pursuant to Section 5(d), the Pre-Distribution Conexant Warrant Spread minus the Post-Distribution Conexant Warrant Spread.

        2.    EXERCISE OF WARRANT.

          (a)   The rights represented by this Warrant may be exercised at any time and from time to time during the Exercise Period (in whole or in part) according to the schedule set forth in

  Section 2(b) below, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

              (i)  An executed Notice of Exercise in the form attached hereto;

             (ii)  Payment of the Exercise Price with respect to the number of shares of Common Stock for which this Warrant is then being exercised, which payment shall be made (at the option of the Holder) (A) in cash or by wire transfer of immediately available funds (B) by delivery of a notice to the Company that the Holder is exercising this Warrant by authorizing the Company to reduce the number of shares of Common Stock subject to this Warrant by that number of shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price then payable for the shares of Common Stock for which this Warrant is then being exercised; and

           (iii)  This Warrant.

          (b)   This Warrant shall be exercisable as follows:

              (i)  This Warrant may be exercised with respect to one-fourth (1/4) of the Exercise Shares at any time during the Exercise Period;

             (ii)  This Warrant may be exercised with respect to an additional one-fourth (1/4) of the Exercise Shares at any time after March 11, 2003 (which Exercise Shares shall be in addition to that number of shares that may be issued upon exercise of this Warrant pursuant to clause (i) of this Section 2(b));

           (iii)  This Warrant may be exercised with respect to an additional one-fourth (1/4) of the Exercise Shares at any time after September 11, 2003 (which Exercise Shares shall be in addition to that number of shares issuable upon exercise of this Warrant pursuant to clauses (i) and (ii) of this Section 2(b)); and

            (iv)  This Warrant may be exercised with respect to an additional one-fourth (1/4) of the Exercise Shares at any time after March 11, 2004 (which Exercise Shares shall be in addition to that number of shares issuable upon exercise of this Warrant pursuant to clauses (i), (ii) and (iii) of this Section 2(b));

  provided, however, that this Warrant shall become exercisable with respect to all of the Exercise Shares immediately prior to the closing of a Termination Event. For purposes of this Warrant, "Termination Event" shall mean any transaction, occurrence or event where, in connection therewith, Stock Appreciation Rights granted under the Stock Appreciation Rights Plan of Holder dated as of March 12, 2002 (the "SAR Plan") become fully vested and exercisable pursuant to such plan.

          (c)   Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised but in any event within ten (10) business days. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

          (d)   The Holder shall be deemed to have become the holder of record of the Exercise Shares to be issued upon any exercise of this Warrant on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

          (e)   The Company shall pay and solely be responsible for any and all costs, fees, commissions or other payments payable or otherwise accruing in connection with the exercise of this Warrant. The Company shall pay and solely be responsible for any and all costs, fees, commissions or other payments payable or otherwise accruing in connection with the subsequent sale or transfer of Exercise Shares.

        3.    COVENANTS OF THE COMPANY.

          3.1    Covenants as to Exercise Shares.

        The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

          3.2    No Impairment.    Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

          3.3    Notices of Record Date.    In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least five (5) days prior to the date on which any such record is to be taken for the purpose of such dividend or distribution, a notice thereof.

          3.4    Registration of Exercise Shares.    The Exercise Shares shall be registered by the Company pursuant to the Registration Rights Provisions attached hereto as Exhibit A. The terms of Exhibit A constitute a legally and enforceable agreement between the Company and the Holder.

          3.5    Disposition of Warrant and Exercise Shares.

          (a)   The Holder agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

              (i)  The Holder shall be entitled to rely on an exemption from registration under the Act for such disposition; or

             (ii)  There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement.

          (b)   The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS

TO THE SECURITIES UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

        Such legend shall be removed by the Company at the request of the Holder in connection with any sale pursuant to an effective registration statement under the Securities Act or pursuant to a valid exemption from the Registration Requirements of the Act.

        4.    [RESERVED].

        5.    ADJUSTMENT OF EXERCISE SHARES AND EXERCISE PRICE.

          (a)   If the Company shall after the date of issuance of this Warrant subdivide its outstanding shares of Common Stock into a greater number of shares or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being called a "Common Stock Reorganization"), then (a) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase upon exercise in full of this Warrant immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

          (b)   If the Company shall after the date of issuance of this Warrant issue or distribute to all or substantially all holders of shares of Common Stock, any securities of the Company or another entity, and if such issuance or distribution does not constitute a Common Stock Reorganization (any such event being herein called a "Dividend"), the Company shall make appropriate provision so that the Holder will receive upon exercise of the Warrant the number and kind of securities of the Company or such other entity which such Holder would have received if this Warrant had been exercised immediately prior to the record date for such Dividend (providing for subsequent adjustments with respect to any securities distributed in connection with such Dividend equivalent to the adjustments provided for in this Section 5 as a result of events occurring subsequent to the effective date of such Dividend).

          (c)   If, after the date of issuance of this Warrant there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization or a change in par value), in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization, assuming such holder (i) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or conveyance was made, as the case may be ("constituent person"), or an affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Capital Reorganization. The provisions of this Section 5 shall similarly apply to successive Capital Reorganizations.

          (d)   If any event occurs after the date of issuance of this Warrant as to which the foregoing provisions of this Section 5 are not strictly applicable or, if strictly applicable, would not, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant, or otherwise adversely affect the Holders.

          (e)   Any adjustments pursuant to this Section 5 shall be made successively whenever an event referred to herein shall occur.

          (f)    Not less than 10 nor more than 60 days prior to the record date or effective date, as the case may be, of any action which would require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Holder of such adjustment and computation promptly after such adjustment becomes determinable

          (g)   Notwithstanding the foregoing, subject to the approval of the Board of Directors of Alpha Industries, Inc. ("Alpha") and Alpha's approval of the terms and conditions set forth below (collectively, the "Alpha Approval"), and in lieu of any adjustments under Sections 5(a) through 5(f) above, this Warrant will be adjusted in connection with the distribution (the "Distribution") by the Company to the holders of Common Stock of all of the issued and outstanding shares of Common Stock, par value $.01 per share ("Washington Common Stock"), of Washington Sub, Inc. ("Washington") in accordance with Sections 5(h) and 5(i) below. Notwithstanding anything herein to the contrary, in the event the Alpha Approval is not received by the Company prior to the Distribution, no adjustment to this Warrant or the Exercise Shares shall be made in connection with or as a result of the Distribution.

          (h)   The number of shares of Common Stock subject to the Warrant as so adjusted and the per-share exercise price of such adjusted Warrant will be determined as follows:

              (i)  the Exercise Price of this Warrant will equal the per share exercise price of the Warrant immediately prior to the Time of Distribution and prior to such adjustment, multiplied by the Conexant Warrant Ratio, rounded up to the nearest hundredth of a cent. The number of shares of Common Stock subject to the adjusted Warrant will equal the number of shares subject to such Warrant immediately prior to the Time of Distribution;

             (ii)  Notwithstanding the foregoing, if the per share exercise price of such adjusted Warrant determined in accordance with paragraph (c)(i) above results in a price of less than $1.00, the per share exercise price of such adjusted Warrant will be $1.00 and the number of shares subject to such adjusted Warrant will equal the (i) the Post-Distribution Conexant Warrant Spread divided by (ii) the Average Price of Post-Distribution Common Stock, minus $1.00, and, if any resultant fractional share of Common Stock exists, rounded down to the nearest whole share, without any payment for such fractional share.

  The adjusted Warrant will otherwise have the same terms and conditions (including without limitation those set forth on Exhibit A) as those in effect immediately prior to the adjustment.

          (i)    Holder will also receive a warrant issued by Washington (the "Washington Warrant") on the terms described in this Section 5(i). The number of shares of common stock of Washington (the "Washington Common Stock") subject to such Washington Warrant and the per-share exercise price of such Washington Warrant will be determined as follows:

              (i)  The Washington Warrant will have a per share exercise price equal to the per share exercise price of this Warrant immediately prior to the Time of Distribution (before the adjustment contemplated by Section 5(h)), multiplied by the Washington Warrant Ratio, rounded up to the nearest hundredth of a cent. The number of shares of Washington Common Stock subject to the Washington Option will equal the quotient of (i) the Washington Warrant Spread divided by (ii) the Average Price of Washington Common Stock minus the per share exercise price of such Washington Warrant (as determined pursuant to the preceding sentence), and, if any resultant fractional share of Washington Common Stock exists, rounded down to the nearest whole share, without any payment for such fractional share; provided, however, if either the Washington Warrant Spread or the excess of the Average Price of Washington Common Stock over the per share exercise price of the Washington Warrant is equal to or less than zero dollars ($0), then the number of shares of Washington Common Stock subject to the Washington Warrant will equal the number of shares subject to this Warrant immediately prior to the Time of Distribution (before the adjustment contemplated by Section 5(h)).

             (ii)  Notwithstanding the foregoing, if the per share exercise price of such Washington Warrant determined in accordance with paragraph (a) above results in a price of less than $.09, the per share exercise price of such Washington Warrant will be $.09 and the number of shares subject to such Washington Warrant will equal (i) the Washington Warrant Spread divided by (ii) the Average Price of Washington Common Stock minus $.09, and, if any resultant fractional share of Washington Common Stock exists, rounded down to the nearest whole share, without any payment for such fractional share; provided, however, if the Washington Warrant Spread equals zero dollars ($0), then the number of shares of Washington Common Stock subject to the Washington Warrant will equal the number of shares subject to this Warrant immediately prior to the Time of Distribution (before the adjustment contemplated by Section 5(h)).

  Each such Washington Warrant will otherwise have the same terms and conditions as this Warrant (including without limitation those set forth on Exhibit A), except that references to the Company will be changed to refer to Washington and the Washington Warrant will not provide for the adjustments described in Sections 5(g) through 5(j).

          (j)    Notwithstanding the foregoing, in lieu of any adjustments under Sections 5(a) through 5(f) above, in connection with the Company's separation of its Mindspeed Technologies business as an independent public company, the number of shares remaining unexercised under the Warrant and the Exercise Price shall be further adjusted, and such additional warrants to purchase stock of Mindspeed Technologies will be issued, in a manner substantially similar to the adjustments made in such transaction to certain outstanding options to purchase Common Stock under the Company's employee stock option plans, which adjustments, if any, provide for holders of such outstanding options to receive, in addition, options to purchase stock of Mindspeed Technologies. The adjusted Warrant and any Mindspeed Technologies Warrants will otherwise have the same terms and conditions (including without limitation those set forth on Exhibit A) as those in effect hereunder immediately prior to such adjustment, except that, with respect to the Mindspeed Technologies Warrants, references to the Company will be changed to refer to Mindspeed Technologies and the Mindspeed Technologies Warrants will not provide for the adjustments described in Section 5(g) through 5(j).

        6.    FRACTIONAL SHARES.    No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Fair Market Value of an Exercise Share by such fraction.

        7.    NO STOCKHOLDER RIGHTS.    This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

        8.    TRANSFER OF WARRANT, EXERCISE SHARES.    This Warrant and all rights hereunder may not be transferred by Holder other than to a Permitted Transferee (defined below). Without limiting the generality of the foregoing, Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction relating to, this Warrant and/or, prior to the issuance thereof upon the exercise of this Warrant pursuant to Section 2 above, any Exercise Shares. For purposes of this Warrant, "Permitted Transferee"shall mean any surviving corporation or entity or acquiring corporation or entity of Holder that, in connection with a Corporate Transaction (as defined in the SAR Plan) (i) may assume Stock Appreciation Rights outstanding under the SAR Plan as provided in Section 8 thereof and (ii) agrees in writing to assume such outstanding Stock Appreciation Rights.

        9.    LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.    If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

        10.    NOTICES, ETC.    All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Company, to Conexant Systems, Inc. at 4311 Jamboree Road, Newport Beach, California 92660 and (b) if to the Holder, to Specialtysemi, Inc., at 4311 Jamboree Road, Newport Beach, California 92660, or at such other address as one party may furnish to the other in writing, with a copy to Latham & Watkins, 555 11thStreet, N.W., Washington, D.C. 20004, Attention: Daniel T. Lennon. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail.

        11.    ACCEPTANCE.    Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

        12.    GOVERNING LAW.    This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer effective as of March 12, 2002.

CONEXANT SYSTEMS, INC.
		By:	/s/ DWIGHT DECKER
		Name:	Dwight Decker
		Title:	Chief Executive Officer
Acknowledged and Accepted:
SPECIALTYSEMI, INC.
By:	/s/ CLAUDIUS E. WATTS IV
Name:	Claudius E. Watts IV
Title:	President

NOTICE OF EXERCISE

TO: CONEXANT SYSTEMS, INC.

        (1)   The undersigned hereby elects to purchase            shares of the Common Stock of CONEXANT SYSTEMS, INC. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

        (2)   Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
(Date)	(Signature)
(Print name)

1

EXHIBIT A

REGISTRATION OF EXERCISE SHARES

SECTION 1. GENERAL.

        1.1    Definitions.    Capitalized terms used but not otherwise defined in this Exhibit A shall have the meaning given such terms in the Warrant to Purchase Common Stock to which this Exhibit A is attached. Notwithstanding the foregoing, as used in this Exhibit A the following terms shall have the following respective meanings:

          (a)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (b)   "Holder" shall mean Specialtysemi, Inc., a Delaware corporation, or any Permitted Transferee.

          (c)   "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act with the SEC, and the declaration or ordering of effectiveness by the SEC of such registration statement or document.

          (d)   "Registrable Securities" means the Exercise Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by the Holder to the public either pursuant to a registration statement or Rule 144 under the Securities Act or sold in a private transaction.

          (e)   "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding Selling Expenses and the compensation of regular employees of the Company which shall be paid in any event by the Company).

          (f)    "SEC" means the Securities and Exchange Commission.

          (g)   "Securities Act" shall mean the Securities Act of 1933, as amended.

          (h)   "Selling Expenses" shall mean all selling commissions, underwriters' discounts and other expenses incurred by the Holder, if any, applicable to the sale of Registrable Securities.

SECTION 2. REGISTRATION.

        2.1    Shelf Registration

          (a)   The Company shall, at its cost, prepare and, no later than 60 days after the date on which the Warrant is issued, file with the SEC, and thereafter use commercially reasonable efforts to cause to be declared effective as soon as practicable, a registration statement on Form S-3 or such other form as the Company may be permitted to use (the "Shelf Registration Statement") relating to the offer and sale of the Registrable Securities by the Holder thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration").

          (b)   Subject to the terms and conditions set forth herein, the Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the "Prospectus") to be lawfully delivered by the Holder, until the earlier of (A) twenty (20) days after December 31, 2004, (B) the date that is twenty (20) days following a Termination Event, or (C) when all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto (in any such case, such period being called the "Shelf Registration Period"). Notwithstanding any other provision of this Exhibit A, the Holder

1

  understands that there may be periods during which the Company's Board of Directors may determine, in good faith, that it is in the best interest of the Company and its stockholders to defer disclosure of non-public information until such information has reached a more advanced stage and that during such periods sales of Registrable Securities and the effectiveness of the Shelf Registration Statement may be suspended or delayed. The Holder agrees that upon receipt of any written notice from the Company of the development of any non-public information and advising the Holder to discontinue the Holder's disposition of Registrable Securities pursuant to the Shelf Registration Statement, the Holder will forthwith discontinue the Holder's disposition of Registrable Securities pursuant to the Shelf Registration Statement until the Holder's receipt of copies of an appropriately supplemented or amended Prospectus and written notice from the Company advising the Holder that it may resume sales and dispositions of Registrable Securities pursuant to the Shelf Registration Statement. In the event the Company shall give any such notice, the Shelf Registration Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holder shall have received the copies of the appropriate supplemented or amended Prospectus.

        2.2    Expenses of Registration.    Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder shall be borne by the Holder. In connection with any such registration, the Company shall reimburse the Holders of Registration Securities for the fees and disbursements of one counsel to the Holders of Registrable Securities related to such counsel's review of any registration statement and assistance in connection with any sale pursuant thereto.

        2.3    Obligations of the Company.    In connection with the Shelf Registration contemplated by Section 2.1 above, the Company shall:

          (a)   Upon effectiveness of the Shelf Registration Statement, furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

          (b)   Notify the Holder at any time when, to the knowledge of the Company, a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon the occurrence of any such event, the Company will use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (c)   Promptly notify the Holder in writing,

            (1)   when the Prospectus or any supplemental or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

            (2)   of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

            (3)   of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and

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            (4)   of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (d)   Furnish to the Holder, without charge, at least one copy of the Registration Statement, as first filed with the SEC, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (e)   Cooperate with the Holder to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing Registrable Securities properly sold under the Registration Statement and cause such Registrable Securities to be in such denominations and registered in such names as the Holder may reasonably request;

          (f)    Cause all Registrable Securities covered by the Registration Statement to be admitted for quotation on the National Association of Securities Dealers Automated Quotation System—National Market System and listed on any stock exchange that the Common Stock of the Company in then listed;

        2.4    Termination of Registration Rights.    All registration rights granted under this Section 2 shall terminate and be of no further force and effect upon the expiration of the Shelf Registration Period.

        2.5    Delay of Registration; Furnishing Information.

          (a)   The Holder shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b)   It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall reasonably be requested by the Company to effect the registration of the Registrable Securities.

        2.6    Indemnification.

          (a)   To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of the Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, costs, expenses, claims, damages, or liabilities (joint or several) to which they may become subject, insofar as such losses, costs, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or incorporated by reference therein, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Shelf Registration Statement; and the Company will reimburse the Holder, and each such partner, officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the

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  Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder or any partner, officer, director or controlling person of the Holder.

          (b)   To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder under an instrument duly executed by the Holder and stated to be specifically for use in connection with such registration; and each the Holder will reimburse any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2.6(b) in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by the Holder, except in the case of willful misrepresentation or fraud by the Holder.

          (c)   Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all indemnified parties that may be represented without conflict by a single counsel) shall have the right to retain one counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

          (d)   If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying

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  party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by the Holder, except in the case of willful misrepresentation or fraud by the Holder.

          (e)   The obligations of the Company and Holder under this Section 2.6 shall survive completion of any offering of Registrable Securities in the Shelf Registration Statement and the termination of the provisions set forth in this Exhibit A. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

        2.7    No Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may not be assigned by the Holder to any person or entity, other than a Permitted Transferee, without the prior written consent of the Company.

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  Exhibit 10.28
CONEXANT SYSTEMS, INC. WARRANT TO PURCHASE COMMON STOCK